Exhibit 10.32

Investors Choice

Domino’s Pizza, Inc.

Dividend Reinvestment & Direct

Stock Purchase and Sale Plan

Domino’s Pizza, Inc. Investors Choice offers you the ability to:

•	Buy shares conveniently and economically either by direct debit to your bank account or by check.

•	Invest amounts as low as $25 per month through automatic bank deductions.

•	Reinvest cash dividends by purchasing additional Common Stock of Domino’s Pizza, Inc. with your dividend funds directly through the Plan.

•	If you choose not to reinvest your dividends, you may elect to have your dividend funds deposited directly into your own bank account by electronic funds transfer.

•	Sell or transfer shares of Domino’s Pizza, Inc. Common Stock held in your Plan account.

•	Deposit some or all of the shares of common stock of Domino’s Pizza, Inc. currently held by you in stock certificate form into your Plan account for safekeeping.

•	Withdraw some or all of your shares and receive a certificate at any time should you request.

•	Complete all your share transactions including purchases, sales and requests for certificates on the Internet.

Domino’s Pizza, Inc.

Investors Choice

Dividend Reinvestment

&

Direct Stock Purchase and Sale Plan

Plan Purpose

The purpose of the Plan is to provide shareholders and other interested investors with a convenient and economical way to purchase shares of Common Stock of Domino’s Pizza, Inc. as well as reinvest cash dividends in additional shares of Common Stock of Domino’s Pizza, Inc. American Stock Transfer & Trust Company (the “Plan Administrator”) will administer the Plan, purchase and hold shares acquired for you under the Plan, keep records, send statements of account activity and perform other duties related to the Plan. Any person is eligible to participate in the Plan by taking the steps described under How to get started and enroll on page 6.

KEY PLAN FEATURES SUMMARY

Enrollment

To participate in the Plan, anyone may apply for enrollment by:

•	Dividend Reinvestment – Complete, sign and return an Enrollment Application indicating full or partial dividend reinvestment.

•	Direct Purchase Online – Log on to WWW.AMSTOCK.COM, “Invest Online” then “All Plans” select Domino’s Pizza, Inc. and choose “Invest Now”. Please enter your bank account number and the bank’s ABA number for an investment of not less than $250 if you are a new investor or $25 if you already have an account with AST. The maximum amount of each of your investments should not exceed $10,000. There is a transaction fee of $2.50 for your purchase of Domino’s Pizza, Inc. Common Stock and a per share broker commission fee of $.10.

•	Direct Purchase by Mail – Complete, sign and return an Enrollment Application with your check or money order of not less than $250 if you are a new investor or $25 if you already have an account with AST. The maximum amount of each of your investments should not exceed $10,000. There is a transaction fee of $2.50 for your purchase of Domino’s Pizza, Inc. stock and a per share broker commission fee of $.10.

Plan Account

•	When you enroll in the Plan, an account will be opened in your name and shares purchased will be held by the Plan Administrator in book-entry form. You will receive periodic statements instead of receiving stock certificates. You may request stock certificates for shares held by the Plan Administrator in your account at any time, upon request and without charge.

Dividends

•	You are able to reinvest dividends to purchase additional shares of Domino’s Pizza, Inc. common stock. You may reinvest all your dividends or a portion thereof, or you may elect to receive cash dividends without reinvesting. The dividends on all shares held by the Plan Administrator will be reinvested unless you elect the Cash Payments Only on the Application Form. The fee for dividend reinvestment is 2% to a maximum of $2.50, and $.10 per share brokerage commission that will be automatically deducted from your account before additional shares are purchased on the open market.

Additional Purchases

•	You may desire to purchase additional shares of Domino’s Pizza, Inc. common stock through the Plan. You may buy from $25 up to $10,000 of stock per transaction and as often as daily. Purchases may be made by mailing a check or money order to the Plan Administrator. You are also allowed to make automatic monthly purchases for a constant dollar value by instructing the Plan Administrator to electronically debit and transfer funds from your bank. There is a $2.50 transaction fee for each purchase. Brokerage commission is $.10 per share purchased for your Plan account.

Selling shares from your account

•	You may instruct the Plan Administrator to sell shares held in your Plan account at any time. Shares will be sold at the then current market price. A transaction fee of $15 plus brokerage commission of $.10 per share will be automatically deducted from your proceeds when your payment check is mailed.

Safekeeping of certificates

•	You may mail your Domino’s Pizza, Inc. stock certificates to the Plan Administrator at any time for deposit to your Plan account. The shares will be maintained in book-entry form and held in your Plan account. You may request stock certificates at any time for some or all of the shares held in your Plan account. There is a fee of $7.50 for depositing your certificates, unless you instruct the Administrator to sell the shares, in which case the sales fee only will be applied.

Transferring shares

•	You may transfer or provide a stock gift to another person at any time and without charge. Individual accounts will be maintained as an account desiring to reinvest all cash dividends unless the Plan Administrator is instructed to pay dividends in cash.

Statements and forms

•	Each participant who elects to reinvest some or all of his or her dividends will receive a quarterly statement that reflects all investment activity and all dividends applied toward reinvestment. Each time a purchase is made for you, you will also receive a confirmation advice reflecting your purchase price and the number of shares purchased for you. Each form you receive will contain a tear-off stub that can be used for any future Plan transactions you may desire. In addition, the Plan Administrator’s automated telephone system and internet site can also accept your transaction instructions more conveniently and quickly than instructions sent by mail.

Contacting the Plan Administrator for information

•	Our Transfer Agent and Plan Administrator is American Stock Transfer & Trust Company. You can contact them the following ways:

Telephone:	1-888-888-0147 (toll free)
Internet:	www.amstock.com
Mail:	American Stock Transfer & Trust Company Attn: Dividend Reinvestment Department P.O. Box 922, Wall Street Station New York, NY 10269-0560

Summary of Fees:

•	Investors are responsible for the small fees described in this booklet. The fees shown below will apply to each transaction in your account. Except as described in this booklet, Domino’s Pizza, Inc. pays for all other costs of administering the Plan.

Dividend Reinvestment	2% to a maximum of $2.50 for each investment
Purchases	$2.50 per transaction
Sale/Termination	$15.00 per transaction
Safekeeping	$7.50 per transaction if without sale
Brokerage Commission	$.10 per share on purchases and sales

Please read this booklet in full as this segment is a summary and does not contain all information.

HOW THE PLAN WORKS

1. How to get started and enroll:

a.	To make an investment online, log on to WWW.AMSTOCK.COM “Invest Online” then “All Plans” and choose Domino’s Pizza, Inc.. Then select “Invest Now” and follow the wizard, which will guide you through the six-step process. You will receive an e-mail confirming receipt of your transaction as soon as you complete the wizard as well as an e-mail within two business days confirming the number of shares purchased and their price.
b.	To invest by mail, simply fill out an Enrollment Application, which can be obtained by calling 1-888-888-0147 (toll free).
c.	If you own Domino’s Pizza, Inc. common stock and it is held at a broker, bank, or trust company in a name other than yours, request that entity to transfer at least one share of stock into your name. If you do not wish to transfer shares into your name, you can still enroll and buy shares as instructed in “b” above but will be subject to the $250 minimum initial purchase.

2. How to purchase additional shares:

•	You can easily purchase additional shares of Domino’s Pizza, Inc. common stock at any time by making optional cash payments. Your optional cash payments, less applicable service charges and brokerage commissions, are used to purchase shares of Domino’s Pizza, Inc. common stock in the open market for your account. Purchases will be made daily. The Plan Administrator may, at its discretion, invest funds less frequently if the total amount to be invested is low. However, funds will be invested no later than five trading days after receipt. No interest will be paid to investors on cash payments by the Plan Administrator pending investment.

•	You can make an optional cash investment when joining the Plan by enclosing a check or money order with your Enrollment Application. Thereafter, optional cash payments should be mailed with the tear-off portion of your account statement or your purchase transaction advice mailed to you after a purchase is completed by the Plan Administrator. To make an investment online, log on to WWW.AMSTOCK.COM and select “American Stock Transfer Account Holders”. Enter your ten digit account number (provided to you in your account statement) and the last four digits of your social security number. You may then complete your optional cash investment confirmation in two simple steps.

•	For first-time investors (non-registered holders) the minimum initial investment is $250. For existing investors who have shares already registered in their name, the minimum investment is $25. The maximum investment for existing or new investors is $10,000 per investment.

•	New investors may call the Plan Administrator for an Enrollment Application to accompany their initial investment. The Plan may also be downloaded from the Plan Administrator’s internet site and mailed or transmitted to the Plan Administrator directly on the internet.

•	You may authorize the Plan Administrator, on the enrollment application, to make monthly purchases of a specified dollar amount, paid for by automatic withdrawal from your bank account by electronic funds transfer. You may also sign up for monthly electronic funds transfer by accessing the Plan Administrator’s internet site WWW.AMSTOCK.COM and following the simple instructions for a faster way to invest. Funds will be withdrawn from your bank account on the 10th day of each month (or the next following day if the 10th is not a busi-

ness day). All purchases will apply the total funds toward shares as both full shares and fractional shares to three decimal places will be credited to your Plan account. To terminate monthly purchases by automatic withdrawal, you must send the Plan Administrator written, signed instructions.

•	If a check submitted is returned to the Plan Administrator as “unpaid”, the Plan Administrator will resell the shares just purchased and liquidate additional shares, if necessary, to reimburse itself for any fees or loss incurred when reselling the shares from your account.

3. Must I reinvest dividends?

•	No. Dividend Reinvestment is a service offered by the Plan for 2% or $2.50 fee (whichever is less) each time you are paid a dividend. When you enroll in the Plan by filling out the Enrollment Application, you will indicate whether you want the dividends on your shares reinvested. If you do not indicate a preference, dividends on all your shares will be reinvested in additional shares of Domino’s Pizza, Inc. stock on the dividend payment date.

•	If you choose to receive cash dividends on all your shares, your cash dividend can be wired directly to your bank account. In order to take advantage of this option, your bank or financial institution must be a part of Automated Clearing House (“ACH”). If you are interested in this option please call (800) 278-4353 and request forms for Direct Deposit of Dividends.

4. How are my shares purchased?

•	The Plan Administrator will apply net dividend funds or cash payments from all participants and commingle them to purchase shares in the open market. The price per share cannot be determined prior to the purchase. Purchases with dividend funds will be made beginning on the dividend payment date, for optional cash payments, purchases are made at least once a week. Purchases may be made as often as daily, depending on investment volume, at the discretion of the Plan Administrator.

5. What is the price I will pay for shares?

•	Since the Plan Administrator buys your shares in the open market, the share price will be the average of all shares purchased for that investment. The share price has the same treatment whether purchasing for initial investors, purchasing for current investors who send optional cash payments, or for participant funds for the reinvestment of dividends.

6. How do I keep track of transactions in my account?

•	The Plan Administrator will mail you quarterly statements after each reinvestment of dividends reflecting your account balance and all activity for the year. In addition, whenever there is a purchase in your account, an advice will be mailed to serve as confirmation of purchase.

•	You may also view your transaction history online by logging into your account. Details available online include share price, commission paid, and transaction type and date.

•	You may also call the Plan Administrator by dialing 1-888-888-0147 (toll free) and following the instruction of the automated telephone system. You can also speak to a customer service representative by calling the same number during normal business hours Eastern Time. Be sure to keep the Plan account statements for your permanent records, and utilize the tear-off stub to initiate transactions by mail if you prefer.

7. What is safekeeping of certificates?

•	If you already own shares of Domino’s Pizza, Inc. in stock certificate form, you may elect to deposit the shares represented by those stock certificates into your Plan account for safekeeping with the Plan Administrator. The Plan Administrator will credit these shares to your Plan account in book-entry form. You may later request issuance of a certificate from the Plan Administrator at any time.

•	To deposit shares with the Plan Administrator, send the stock certificates via registered mail and insure for 2% of the total value of the shares to protect against loss in transit. You must include a check for $7.50 payable to American Stock Transfer & Trust Company each time you send shares for deposit.

•	The fee of $7.50 for this service will be waived if you have elected to deposit your shares and sell them at the same time through the Plan. If you are not already in the Plan, complete and sign an Enrollment Application to accompany the certificates for safekeeping in the Plan.

8. How do I withdraw my stock that is in my Plan account?

•	You may request that the Plan Administrator issue a certificate for some or all of the full shares held in your Plan account in one of three ways:

a.	Go to WWW.AMSTOCK.COM and log into your account. You may withdraw shares in two easy steps.

b.	Call the toll-free telephone number supplied in this booklet to access the Administrator’s automated telephone system with your withdrawal order.

c.	Complete and sign the tear-off portion of your account statement or purchase confirmation and mail the instructions to the Plan Administrator. The Plan Administrator will issue a certificate in the exact registration shown on your Plan statement unless otherwise instructed. Certificates will be sent by first class mail, generally within a few days after receiving your request. There is no charge for this service.

9. How do I transfer shares to another person?

•	Transfers can be made in book-entry form or a certificate will be issued and sent to the new owner by first class mail. You can transfer to a person who already has a Plan account, or you can set up a new Plan account if the person does not have one. Follow the steps below to complete your transaction.

•	Call the Plan Administrator to request a Plan brochure and Enrollment Application. Complete the form providing the full registration name, address and social security number of the new participant.

•	The completed Enrollment Application should be sent along with a written request indicating the number of shares (full and fractional if any) which should be transferred to the new participant. All individuals in the current Plan account must sign the instructions. The signatures must be guaranteed by a bank, broker or financial institution that is a member of a Medallion Signature Guarantee Program.

10. Can I sell shares in my account?

•	You may instruct the Plan Administrator to sell any or all shares held in your Plan account in one of three ways:

a.	Go to WWW.AMSTOCK.COM and log into your account. You may sell shares in two easy steps.

b.	Call the toll-free telephone number supplied in this booklet to access the Administrator’s automated telephone system with your sales order.

c.	Complete and sign the tear-off portion of your account statement or purchase confirmation and mail the instructions to the Plan Administrator. If there is more than one individual owner on the Plan account, all participants must sign the tear-off portion of the account statement or purchase confirmation.

•	As with purchases, the Plan Administrator aggregates all requests to sell shares and then sells the total share amount on the open market through a broker. Sales will be made no less than once a week and may be made as often as daily at the discretion of the Plan Administrator. The selling price will not be known until the sale is completed. The proceeds of the sale, less an administrative fee of $15 and brokerage commission of $.10 per share will be sent to you by check within four days following the sale.

•	Participants should be aware that the price may fluctuate during the period between a request for sale, its receipt by the Plan Administrator and the ultimate sale on the open market. Instructions sent to the Plan Administrator may not be rescinded.

11. How do I close my account?

•	You may withdraw from the Plan at any time using the tear-off stub at the bottom of your statement. Upon termination, a certificate for the full shares held in your Plan account will be issued and any fractional share held in the Plan account will be sold. You will receive a check for the net proceeds less a service fee of $15 and $.10 per share brokerage commission from the sale of any fractional share. If the stock sold is insufficient to cover the processing fee of $15, a check will not be issued nor will you be billed for any additional fees.

•	Alternatively, you may direct the Plan Administrator to sell any or all of the shares in your account. Follow the sales procedure outlined in #10 above and the Plan Administrator will mail you a check for the net proceeds and Form 1099B for income tax purposes.

•	After your account is closed, dividends on any shares of Domino’s Pizza, Inc. you hold in stock certificate form will be sent to you at the address you provide, or automatically deposited in your bank account in accordance with your instructions.

TECHNICAL INFORMATION

ABOUT THE PLAN

Stock Distributions:

•	Any stock dividends, distributions or stock split shares distributed on stock held by the Plan Administrator for the participant in the Plan, will be credited directly into the participant’s account. For shares held by the participant in stock certificate form, the Plan Administrator will issue a stock certificate for any full shares due and a check for the value of any fractional share interest.

Voting:

•	Plan participants will vote all stock (full and fractional) held in their Plan account. Each participant will receive a Notice of Annual Meeting, a Proxy Statement, a proxy voting card and the Company’s Annual Report. Shares of stock will not be voted if a properly executed proxy voting card is not returned.

Other Terms:

•	Domino’s Pizza, Inc. will reimburse the Plan Administrator for the printing and mailing of the booklets and Enrollment Applications as well as telephone expenses associated with Plan inquiries. Fees and expenses normally associated with transfer agent functions will also be paid by Domino’s Pizza, Inc.

•	The Plan Administrator will not be liable for any act performed in good faith or for any good faith omission to act, including, without limitations, any claim of liability arising out of (i) failure to terminate a participant’s account, sell stock held in the Plan, or invest optional cash payments without receipt of proper documentation and instructions; (ii) with respect to the prices at which stock is purchased or sold for the participant’s account and the time such purchases or sales are made, including price fluctuations in market value after purchases or sales.

•	If the total number of shares in the participant’s account is less than (1) share, any remaining fraction will be sold and the account closed. See above Section on the sale of shares for applicable fees and commissions associated with selling of shares.

•	The Plan Administrator reserves the right to modify the Plan, including the right to terminate the Plan upon notice to Plan participants. In addition, the Plan Administrator reserves the right to interpret and regulate the Plan as it deems necessary or desirable in connection with its operation.

•	The Plan is not for use by institutional investors or financial intermediaries. The Plan shall be governed by and construed in accordance with the laws of the State of New York. The signing and mailing of the Enrollment Application shall constitute an offer by the participant to establish an agency relationship with the Plan Administrator and be governed by the terms and conditions of the Program.

Changes in the Plan:

•	The terms of this Plan, including applicable fees, may be changed or the Plan may be terminated at any time. We will mail you a supplemental or revised booklet before any material changes in the Plan are effective.

Additional Information about Domino’s Pizza, Inc.:

Corporate Offices

Domino’s Pizza, Inc.

30 Frank Lloyd Wright Drive

P.O. Box 997

Ann Arbor, MI 48106-0997

(888) 366-5577

The common stock of Domino’s Pizza, Inc. trades on the NYSE stock market under the symbol – DPZ.

HOW TO CONTACT THE PLAN ADMINISTRATOR:
Telephone:	1-888-888-0147 (toll free)
Domino’s Pizza, Inc.
Internet:	WWW.AMSTOCK.COM

Mail:	American Stock Transfer & Trust Company P.O. Box 922 Wall Street Station New York, NY 10269-0560	INVESTORS CHOICE
Dividend Reinvestment
&
Direct Stock Purchase and Sale Plan

is

Sponsored and Administered by

American Stock Transfer & Trust Company

Not By Domino’s Pizza, Inc.